SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

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                             CAPITOL BANCORP LIMITED
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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[LOGO] CAPITOL BANCORP LIMITED


                                 March 26, 2002

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Capitol Bancorp Limited to be held at the Lansing Center, 333 East Michigan Avenue, Lansing, Michigan, on Thursday, May 2, 2002, at 4:00 p.m., Eastern Time.

     The attached Notice of the Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. The meeting is for the purpose of considering and acting upon the election of directors.

     During the meeting, we will also report on the operations of Capitol. Directors and officers of Capitol will be present to respond to questions that you may have.

     Please sign, date and return the enclosed proxy card. If you attend the Meeting, you may withdraw your proxy and vote in person, even if you have previously mailed a proxy card.

                                        Sincerely,

                                        /s/ Joseph D. Reid

                                        JOSEPH D. REID
                                        Chairman and Chief Executive Officer

                             CAPITOL BANCORP LIMITED
                           One Business & Trade Center
                           200 Washington Square North
                             Lansing, Michigan 48933

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       To be Held on Thursday, May 2, 2002

     The 2002 Annual Meeting of the Shareholders of Capitol Bancorp Limited will be held at the Lansing Center, 333 East Michigan Avenue, Lansing, Michigan on Thursday, May 2, 2002 at 4:00 p.m., Eastern Time.

     A proxy card and a proxy statement for the meeting are enclosed.

     The meeting is for the purpose of considering and acting upon:

          1. The election of 18 directors to hold office for one year and until their successors are elected and qualified; and

          2. Such other matters as may properly come before the meeting or any adjournments thereof.

     The Board of Directors is not aware of any other business to come before the meeting.

     Action may be taken on the foregoing proposal at the meeting on the date specified, or on any dates to which, by original or later adjournment, the meeting may be adjourned. Shareholders of record at the close of business on March 15, 2002, are the shareholders entitled to vote at the meeting and any adjournments thereof.

     You are asked to fill in and sign the enclosed form of proxy, which is solicited by the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting, withdraw your proxy and vote in person.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        /s/ David O'Leary

                                        DAVID O'LEARY
                                        Secretary

Lansing, Michigan
March 26, 2002


IMPORTANT: THE COST OF SOLICITATION WILL BE BORNE BY THE CORPORATION. THE PROMPT RETURN OF PROXIES WILL SAVE THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. AN ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                             CAPITOL BANCORP LIMITED
                           One Business & Trade Center
                           200 Washington Square North
                             Lansing, Michigan 48933

                         ANNUAL MEETING OF SHAREHOLDERS

                                   May 2, 2002

                                 PROXY STATEMENT

INTRODUCTION

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Capitol Bancorp Limited to be used at Capitol's 2002 Annual Meeting of Shareholders to be held at the Lansing Center, 333 East Michigan Avenue, Lansing, Michigan, on Thursday, May 2, 2002 at 4:00 p.m., Eastern Time. The accompanying notice of meeting and this proxy statement are being mailed to shareholders on or about March 26, 2002.

REVOCATION OF PROXIES

     Shareholders who execute proxies retain the right to revoke them at any time. Unless revoked, the shares represented by such proxies will be voted at the meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary or by the filing of a later proxy prior to a vote being taken on a particular proposal at the meeting. A proxy will not be voted if a particular shareholder attends the meeting and revokes his/her proxy by notifying the Secretary at the meeting. Any shareholder who attends the meeting and revokes his/her proxy may vote in person. Proxies solicited by Capitol's Board of Directors will be voted according to the directions given therein. Where no instructions are indicated, proxies will be voted FOR the nominees for directors.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Shareholders of record as of the close of business on March 15, 2002 (the record date), are entitled to one vote for each share then held. As of February 15, 2002, Capitol had 7,903,135 shares of common stock issued and outstanding.

     The following table sets forth, as of February 15, 2002, certain information as to each person (including any group as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who was known to be the beneficial owner of more than 5% of Capitol's common stock as of that date, and as to the shares of common stock beneficially owned by named executives who are not also directors and by executive officers and directors of Capitol as a group.

Name and Address of                                 Shares of        Percent of
Beneficial Owner                                  Common Stock      Common Stock
----------------                                  ------------      ------------
Joseph D. Reid                                     1,315,764(a)         15.81%
  Capitol Bancorp Limited
  One Business & Trade Center
  200 Washington Square North
  Lansing, Michigan 48933

Lee W. Hendrickson                                    10,490(b)            <1%
  Executive Vice President and Chief
  Financial Officer

David J. Dutton                                        1,538               <1%
  Executive Vice President and Chief
  Information Officer

All Directors and Executive
  Officers as a group (29 persons)                 2,358,221(c)         27.85%

----------
(a)  Includes 420,040 options and 1,500 warrants.
(b) Includes 5,477 options. Also includes 1,220 shares allocated and held in Capitol's Employee Stock Ownership Plan.
(c) Includes 14,279 warrants and 44,761 shares allocated and held in Capitol's Employee Stock Ownership Plan, and 563,228 options.

ELECTION OF DIRECTORS

     Capitol's bylaws establish that the number of directors shall be not less than five nor more than twenty-five.

     The persons named in the enclosed proxy intend to vote for the election of the nominees named in this proxy statement unless it contains instructions to the contrary. All nominees are willing to be elected and to serve in such capacity for one year and until their successors are elected and qualified. If any of the nominees becomes unavailable for election, which is not anticipated, the persons named in the proxy will vote for such other nominee, if any, as may be proposed by the Board of Directors. A majority of the common stock voted at the meeting is required for the election of nominees to the Board of Directors.

     Each of the nominees for election to the Board of Directors is currently a member of Capitol's Board of Directors and has been a member of Capitol's Board of Directors since the year shown in the table below (or, as to dates prior to 1988, Capitol National Bank), except as indicated.

     The table below sets forth information as of February 15, 2002 regarding the nominees based on the data furnished by them. They have held the principal occupations shown for at least the past five years unless otherwise indicated. The shares in this table do not include the ESOP shares voted by Messrs. O'Leary and Carr and by Bruce Thomas, Capitol's Executive Vice President, as committee members representing the ESOP for which Mr. O'Leary disclaims beneficial ownership thereof. See "Executive Compensation".

     The Board of Directors recommends a vote FOR all the recommended nominees for election as a director.

 NOMINEES FOR ELECTION TO SERVE UNTIL THE ANNUAL MEETING OF SHAREHOLDERS IN 2003

                                                 Year First    Shares of
                                                  Became a    Common Stock                          Percent of
Name and Principal Positions               Age    Director      Owned(a)     Options   Warrants   Outstanding(b)
----------------------------               ---    --------      --------     -------   --------   --------------
Joseph D. Reid                              59      1982        1,315,764    420,040     1,500        15.81%
  Chairman of the Board
  and Chief Executive Officer of
  Capitol and Sun Community Bancorp
  Limited

Robert C. Carr                              62      1982           58,978     30,062                     <1%
  Treasurer and Executive Vice
  President of Capitol

David O'Leary                               71      1982           62,362      5,721       509           <1%
  Secretary of Capitol;
  Chairman, O'Leary Paint Company

Louis G. Allen                              72      1989            4,294      3,650                     <1%
  Retired Bank Executive

Paul R. Ballard                             52      1990           87,899     15,600                   1.11%
  Executive Vice President of
  Capitol; former CEO of Portage
  Commerce Bank

David L. Becker                             66      1990           69,177      9,271                     <1%
  Director, Becker Insurance
  Agency, P.C.

Douglas E. Crist                            62      1982           60,241      4,771       400           <1%
  President, Developers of
  SW Florida, Inc.

Cristin Reid English(c)                     33      2001            6,842      1,026       200           <1%
  Executive Vice President of
  Capitol and Sun

James C. Epolito                            47      1999            6,088      4,771       100           <1%
  President and CEO, The
  Accident Fund Company

                                                 Year First    Shares of
                                                  Became a    Common Stock                          Percent of
Name and Principal Positions               Age    Director      Owned(a)     Options   Warrants   Outstanding(b)
----------------------------               ---    --------      --------     -------   --------   --------------
Gary A. Falkenberg                          63      1982           51,171      5,721       200           <1%
  Doctor of Osteopathic Medicine

Joel I. Ferguson                            63      1982           47,226      5,021                     <1%
  Chairman, Ferguson Development, LLC;
  Director, Maxco, Inc.

Kathleen A. Gaskin                          60      1982           39,536      5,271       484           <1%
  Associate Broker/State Appraiser,
  Tomie Raines, Inc. Realtors

H. Nicholas Genova                          62      1992           26,076      5,721       300           <1%
  Chairman and CEO, Washtenaw
  News Company, Inc.; President,
  H. N. Genova Development Company

L. Douglas Johns                            58      1982          118,007      5,721     2,100         1.49%
  President, Mid-Michigan
  Investment Company

John S. Lewis                               48      2002            2,760                  460           <1%
  Vice Chairman and President, Sun
  Community Bancorp Limited; President
  of MicroAge Integration Group from
  1997-1999

Michael L. Kasten                           56      1990          105,840     11,621     1,818         1.34%
  Managing Partner, Kasten Investments,
  L.L.C.; Director and Vice Chairman,
  Sun and Capitol

Leonard Maas                                80      1995          128,719      4,771                   1.63%
  President, Gillisse Construction
  Company (underground utility
  construction); Partner, CP Limited
  Partnership

Lyle W. Miller                              58      1982           59,797      6,171       909           <1%
  President, SERVCO, Inc. (provider
  of credit card and computer
  enhancement services); Vice
  Chairman of Capitol

----------
(a) Includes all shares as to which the nominee has voting power and/or investment power, including shares held by entities owned and controlled, and shares held by children residing in the same household or held jointly with spouse; and right to acquire shares. This total does not reflect stock purchased through voluntary participation in Capitol's Directors' Deferred Compensation plan.
(b) Percent of outstanding includes options and warrants to the extent set forth in the table.
(c)  Ms. English is the daughter of Mr. Reid.

     Rules and regulations promulgated by the Securities and Exchange Commission require periodic reporting of the beneficial ownership of and transactions involving Capitol's securities relating to directors, officers and beneficial owners of 10% or more of Capitol's securities. Under those rules and regulations, certain acquisitions and divestitures of Capitol's securities are required to be disclosed via reports filed within prescribed time limits. Based on Capitol's review of filings made during the year ended December 31, 2001, there were eight transactions which were not reported timely pursuant to the filing requirements.

     In unrelated transactions, Mr. Maas purchased 1,000 Capitol Trust I trust preferred securities in July 1999; purchased 120 shares of common stock in September of 1999, 500 shares in August 2000 and 400 shares in October 2000, purchased 8,696 shares and 2,174 warrants in a private placement in March 2000 and gifted 7,000 shares through a charitable foundation in June of 2001. Mr. Carr exercised 12,000 options and sold 7,000 of the resulting shares in June. Mr. Crist sold 2,526 shares in October. Mr. Genova purchased 500 shares through a profit sharing trust; and Mr. Kasten purchased 800 shares in August of 2000. Two officers purchased shares that were not reported timely: Mr. Moran purchased 3,476 shares and 869 warrants in March in a private placement and Mr. Powers purchased 400 shares in his wife's Money Purchase Pension Plan in November 1999. These transactions were not reported on original reports of holdings for the months in which they occurred and should have been reported thereon.

MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors conducts its business through meetings of the Board and its committees. During 2001, the Board of Directors held five meetings. All the directors of Capitol attended at least 75% of the aggregate meetings of the Board of Directors and their respective committees during this period, with the exception of Mr. Ferguson who attended 50% of the meetings.

     Directors are eligible to receive compensation for service on the board of directors in the form of stock options. Each non-employee director has been awarded up to 1,154 stock options in Capitol in 2001 based on meeting attendance. The exercise price of the options was set at the market price of Capitol's common stock at the time of grant. The options vest one year after completion of each year of service and expire seven years after date of grant. Committee members are awarded options based on the number of committee meetings attended during the year. The options are granted at market price, vest after one year and expire seven years after the date of original grant. No cash compensation was paid to the directors.

COMMITTEES OF THE BOARD OF DIRECTORS

     Capitol's Board of Directors has several committees, including an executive committee, an audit committee and a compensation committee.

EXECUTIVE COMMITTEE

     The Executive Committee is composed of Messrs. Reid, O'Leary, Ferguson, Johns, Kasten and Miller. During 2001, the Executive Committee met five times. The Executive Committee meets for the purpose of monitoring current operating strategy and implementation of Capitol's business plan.

AUDIT COMMITTEE REPORT

     The Audit Committee is comprised of three directors, appointed by Capitol's Board of Directors. The Audit Committee reviews the results of the independent auditors' audit of Capitol's consolidated financial statements and evaluates policies, procedures and results relating to the internal audit function and recommends to the Board of Directors the selection of independent auditors. The scope and purpose of the Audit Committee is described more fully in its Audit Committee Charter attached as an Appendix to this Proxy Statement. During 2001, the Audit Committee met five times.

INDEPENDENCE OF AUDIT COMMITTEE MEMBERS

     Each of the members of Capitol's Audit Committee are "independent" as defined in the applicable listing standards and related rules of the Nasdaq Stock Market.

2001 AUDIT OF CAPITOL'S CONSOLIDATED FINANCIAL STATEMENTS

     Regarding Capitol's audited consolidated financial statements as of and for the year ended December 31, 2001, Capitol's Audit Committee has:

     -    reviewed and discussed the financial statements with management;

     - discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61 (as may be modified or amended); and

     - received from the auditors disclosures regarding the auditors' independence required by Independence Standards Board Statement No. 1 (as may be modified or amended), and discussed with the auditors the auditors' independence.

     Based on the review and discussion above, the Audit Committee recommended to Capitol's Board of Directors that the audited consolidated financial statements be included in Capitol's annual report on Form 10-K for 2001 to be filed with the Securities and Exchange Commission.

AUDIT FEES AND INDEPENDENT AUDITORS' INDEPENDENCE

     The aggregate fee for audit of Capitol's consolidated financial statements (including review of Capitol's quarterly financial statements which are part of Form 10-Q filed with the Securities Exchange Commission and out-of-pocket expenses relating to the audit and quarterly reviews) was $223,650 for 2001. That amount includes fees paid by Capitol and its consolidated subsidiaries.

     In addition to audit fees, Capitol and its subsidiaries paid fees to its independent auditors for non-audit services for 2001 in the aggregate amount of $85,972. Those non-audit services consisted primarily of preparation of tax returns for Capitol and its subsidiaries, audits of employee benefit plans and post-report review procedures associated with registration statements of Capitol or its subsidiaries filed with the Securities and Exchange Commission. There were no fees regarding financial information systems design and implementation services.

     The Audit Committee considered the compatibility of the non-audit services Capitol received from its auditors and the independence of the independent auditors.

                                        AUDIT COMMITTEE
                                        Gary A. Falkenberg, Chairman
                                        H. Nicholas Genova
                                        David L. Becker

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee consists of three directors, Mr. Johns, Ms. Gaskin and its Chairman, Mr. Crist, who are not employed by Capitol and are not eligible to participate in any of Capitol's benefit plans other than Capitol's Directors' Stock Option Plan.

     The Compensation Committee meets for the purpose of reviewing compensation and benefit levels for Capitol's management and making related recommendations to Capitol's Board of Directors. During 2001, three meetings of the Compensation Committee were held.

     The compensation committee is responsible for developing and making recommendations to the Board of Directors with respect to the Corporation's executive compensation program. The compensation program has been developed to help the Corporation attract and retain quality talent, which is critical to both the short-term and long-term success of the Corporation. The Committee has endeavored to develop a compensation program that:

          1) provides incentives and rewards for superior performance, both on an individual and corporate basis,
          2) aligns the interests of the executive officers with the interest of the shareholders,
          3)   provides long-term incentive for retention of its key officers.

     In its review of the total compensation package, the Committee has reviewed various compensation surveys and examined the compensation practices of peers, as well as the consideration of individual efforts for the benefit of the Corporation and various subjective measures in determining the adequacy and appropriateness of the compensation of executives at Capitol. The Committee also considers the increase in the cost of living that impacts its executive officers that are required to spend certain periods of time at subsidiary offices.

     The Corporation offers various forms of compensation which include base salary, incentive compensation and benefits.

BASE SALARIES

     In determining the base salary amounts for the executives, the Committee considers individual performance, experience, expertise, and tenure as well as the compensation levels established by peers. The compensation of the executives is recommended by the CEO and reviewed and approved by the Committee. The CEO's compensation is set by the Committee and presented to the full Board of Directors for approval.

     Total salary information for the CEO and the next four most highly compensated executive officers for the year 2001 is set forth on page 9. Such amounts include compensation paid to the executives by subsidiaries of Capitol which are not wholly-owned. Compensation paid by those affiliates is set by the respective affiliates' Boards of Directors. The Committee considers affiliated compensation in its review of the executive's pay level.

INCENTIVE COMPENSATION

     Capitol has implemented an incentive compensation program which is performance driven. It is divided into two parts, one subjective, the other based strictly on ROE targets. The subjective test evaluates executives based on their contribution to the safety and soundness of the organization including such factors as credit quality, capital management, personnel management, regulatory compliance, and contribution to long-term shareholder value. ROE targets are set annually by the Board of Directors. In order to be eligible to receive incentive compensation, targets must be reached.

     The incentive compensation program seeks to align the interests of the executives with the shareholders by setting aggressive performance targets that enhance the value of Capitol. The incentive compensation is paid in part in cash and in part in stock options. The options awarded pursuant to the policy have a vesting period which incents the executive to remain with Capitol in order to realize the full value of the compensation. The incentive compensation program was put in place at Capitol and all of its affiliated subsidiaries to align the interests of all of the executives in the affiliated subsidiaries with the shareholders of Capitol.

DISCRETIONARY AWARDS OF STOCK OPTIONS

     Capitol has used the discretionary award of stock options primarily as a tool in its recruitment of executive officers. None of the top five most highly compensated executives were given a discretionary award of stock options in the year 2001, other than as part of the incentive compensation program outlined above.

EXECUTIVE SUPPLEMENTAL INCOME PROGRAM

     In an effort to retain the long-term services of its executives, Capitol has put in place an executive supplemental income program for some of its executives. It provides for the payment to certain senior officers or their designated beneficiary an annual benefit which is based on their annual base salary, for a period of fifteen years in the event of either the employee's retirement or the death of the employee before attaining retirement age. In the event of a change of control of Capitol (as defined in the agreements) which is not approved by Capitol's Board of Directors, the agreements provide for a lump sum distribution. In certain circumstances early retirement may be permitted providing a reduced benefit to the employee. The benefit liabilities under the agreements are covered by funded insurance contracts by Capitol and/or its subsidiaries. Mr. Carr and Mr. Hendrickson have both entered into executive supplemental income agreements with Capitol. No Executive Supplemental Income agreement has been provided for Mr. Reid, Mr. Dutton or Ms. English.

BENEFIT PLANS

     Long term incentives to align the interests of Capitol's employees with the shareholders have been developed through the development of an ESOP program. The program provides for an award of Capitol's common stock subject to vesting. All employees, with the exception of the CEO, are eligible to participate in the program after meeting certain length of service and age limitations.

     The company has established a 401(k) plan, health insurance and other programs that are usual and customary to encourage retention of Capitol's employees.

CEO COMPENSATION

     The compensation of the CEO is set based on the Committee's review of performance objectives for Capitol which include asset and revenue growth, development of additional banking subsidiaries, asset quality, identification of strategic opportunities, development and maturation of the existing subsidiaries, and core earnings performance.

     Joseph D. Reid has been the CEO of Capitol since its inception and is relied on by the Board of Directors to provide effective leadership and execute a successful strategic plan for the entire organization. Capitol has grown from a one-bank holding company to a publicly-traded bank development company with 5 bank development subsidiaries and 29 banks operating in 6 states. Mr. Reid has been responsible for the oversight and development of each of the subsidiary companies and the development of their respective Boards of Directors and executive management teams. Mr. Reid is responsible for the continued performance of the banks as they mature to ensure they reach acceptable levels of performance.

     In evaluating the compensation level of the CEO, the Committee has considered, among the other factors set forth above, the overall contribution by Mr. Reid to Capitol and its development and his tenure with the organization. During the course of 2001, Capitol developed one new banking subsidiary, increased earnings by 20% from the previous year and achieved a 25% increase in the total assets of the company under his leadership and guidance. During this period, asset quality has been consistently maintained within satisfactory levels.

     Capitol has an employment agreement with Joseph D. Reid under which he serves as Chairman of the Board, President and Chief Executive Officer of Capitol. The term of the employment agreement is three years. It is automatically extended for an additional year each January 1 unless either party gives written notice to the contrary. In the event new shares of Capitol are issued, Mr. Reid is awarded stock options equal to 10% of the new shares at an exercise price based on the then-present market price of Capitol's common stock. Each option has a duration of seven years.

    Certain affiliates of Capitol have separately entered into employment agreements with Mr. Reid. These agreements are separately approved and authorized by the affiliates' independent Boards of Directors. The agreements may provide for annual salary, discretionary bonuses and/or stock options. The compensation table presented on page 9 discloses total salary and bonus paid to Mr. Reid from Capitol and all of its consolidated subsidiaries.

     Capitol also has an agreement whereby, upon Mr. Reid's death, his estate may request Capitol to purchase, from the estate, up to $2.5 million of Capitol's common stock then held by the estate. Capitol's obligation is covered by company-owned life insurance.

                                        COMPENSATION COMMITTEE
                                        Douglas E. Crist, Chairman
                                        Kathleen A. Gaskin
                                        Lewis D. Johns

STOCK PERFORMANCE GRAPH

              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
                  CAPITOL BANCORP LIMITED, NASDAQ MARKET INDEX,
                     AND SNL $1B - $5B BANK ASSET-SIZE INDEX

Below is a graph which summarizes the cumulative return experienced by Capitol's shareholders over the last five years compared to the SNL (SNL Financial LC) $1B-$5B Bank Asset-Size Index, and the cumulative total return on the NASDAQ Market Value Index (Broad Market Index). This presentation assumes that the value of the investment in Capitol's common stock and each index was $100 on December 31, 1996 and that subsequent cash dividends were reinvested.

                                     [GRAPH]

                                                 PERIOD ENDING
                        ---------------------------------------------------------------
INDEX                   12/31/96   12/31/97   12/31/98   12/31/99   12/31/00   12/31/01
-----                   --------   --------   --------   --------   --------   --------
Capitol Bancorp Ltd.     100.00     226.62     188.05      95.17      92.18     129.49
NASDAQ - Total US*       100.00     122.48     172.68     320.89     193.01     153.15
SNL $1B-$5B Bank Index   100.00     166.77     166.38     152.91     173.52     210.83

* SOURCE: CRSP, CENTER FOR RESEARCH IN SECURITY PRICES, GRADUATE SCHOOL OF BUSINESS, THE UNIVERSITY OF CHICAGO 2002.

USED WITH PERMISSION. ALL RIGHTS RESERVED. CRSP.COM.
SNL FINANCIAL LC (C) 2002

EXECUTIVE COMPENSATION

     The following table summarizes compensation paid to the CEO and the next four most highly compensated executive officers of Capitol for each of the three years in the period ended December 31, 2001:

                           SUMMARY COMPENSATION TABLE

                                                                        Long-term Compensation
                                                                   -------------------------------
                                      Annual Compensation                 Awards           Payouts
                                --------------------------------   ----------------------  -------
                                                         Other
Name and                                                Annual     Restricted   Number of
Principal                                               Compen-       Stock     Options/    LTIP       All Other
Position/Year                   Salary        Bonus    sation(a)    Award(s)      SARs     Payouts   Compensation(b)
-------------                   ------        -----    ---------    --------      ----     -------   ---------------
Joseph D. Reid
  Chairman, President and
  CEO of Capitol and
  Chairman and CEO of Sun
  Community Bancorp Limited:
     2001                     $970,607(c)    $   -0-                             100,239      -0-       $121,494(d)
     2000                      821,702(c)        -0-                              61,945      -0-        121,494(d)
     1999                      687,736(c)        -0-                                 -0-      -0-         31,706(e)

Robert C. Carr
  Treasurer and Executive
  Vice President of
  Capitol:
     2001                      269,228(c)     26,000                               2,462      -0-           13,995
     2000                      215,122(c)     26,400                                 -0-      -0-            8,364
     1999                      193,627        33,500                                 -0-      -0-           11,064

Lee W. Hendrickson
  Executive Vice President
  and Chief Financial
  Officer of Capitol and of
  Sun Community Bancorp
  Limited:
     2001                      260,018(c)     30,000                               3,076      -0-            7,042
     2000                      213,952(c)     12,000                                 -0-      -0-            5,917
     1999                      177,854(c)     15,000                                 -0-      -0-            5,767

Cristin Reid English
  Executive Vice President
  of Capitol and of Sun
  Community Bancorp Limited
     2001                      189,802(c)     15,000                               1,026      -0-            3,039
     2000                      160,729(c)      8,200                                 -0-      -0-            2,874
     1999                      130,314(c)      4,000                                 -0-      -0-            2,625

David J. Dutton
  Executive Vice President
  of Capitol and of Sun
  Community Bancorp Limited
     2001                      156,000(c)     30,000                               1,538      -0-              -0-
     2000                      146,538(c)        -0-                                 -0-      -0-              -0-
     1999                       21,538(c)        -0-                                 -0-      -0-              -0-

----------
(a)  No amounts greater than $50,000, or 10% of stated salary amount.
(b) Amounts contributed by Capitol's ESOP and 401k programs to the extent applicable.
(c) Includes amounts paid by subsidiaries of Capitol which are not wholly-owned. Amounts of salary and other compensation, as shown, have not been reduced pro rata to reflect Capitol's ownership percentage of subsidiaries.
(d) Includes $5,250 which was contributed from the Capitol 401(k) program and $116,244 representing reimbursement for interest paid on a loan from Capitol.
(e) Includes $4,658 which was contributed from the Capitol 401(k) program and $27,048 representing reimbursement for interest paid on a loan from Capitol.

     Capitol has an employment agreement with Joseph D. Reid (see Compensation Committee Report, CEO Compensation).

     Capitol has employment agreements with Robert C. Carr and Lee W. Hendrickson. Except for the salaries, the terms of each agreement currently in force are substantially identical. The term of each agreement is three years and is extended automatically for one year each January 1 unless either party gives written notice to the contrary. In addition to their salaries, each employee is entitled to various fringe benefits and a discretionary bonus. All employees are entitled to disability benefits under prescribed circumstances.

                              Option/SAR Grants in Last Fiscal Year
----------------------------------------------------------------------------------------------------
        (a)                 (b)               (c)                 (d)           (e)          (f)
                        Number of
                        Securities    % of Total Options/
                        Underlying      SARs Granted to                                   Grant Date
                       Options/SARs       Employees in     Exercise or Base  Expiration    Present
Name                    Granted(#)        Fiscal Year        Price ($/Sh)       Date       Value(1)
----                    ----------        -----------        ------------       ----       --------
Joseph D. Reid            29,642             27.36%            $ 11.000         2007       $99,519
                             413               .38%              11.625         2007         1,495
                          55,718             51,42%               9.878         2007       160,744
                              22               .02%              13.500         2008           100
                          14,444             13.33%              11.500         2008        52,818
Robert C. Carr             2,462              2.27%               11.00         2007         8,272
Lee W. Hendrickson         3,076              2.84%               11.00         2007        10,335
Cristin Reid English       1,026               .95%               11.00         2007         3,447
David J. Dutton            1,538              1.42%               11.00         2007         5,167

----------
(1) Value estimated using a version of the Black-Scholes option pricing model based on information included in the table above as well as dividend yield and stock price information, and certain assumptions relating to the volatility of Capitol's stock and a risk-free interest rate.

           Aggregated Options/SARs Exercised in Last Fiscal Year and Fiscal Year-End Option/SAR Values
-------------------------------------------------------------------------------------------------------------------
                                                            Number of Unexercised      Value of Unexercised In-the-
                                                            Options/SARs at Fiscal        Money Options/SARs at
                           Shares Acquired    Value                Year-End                    Fiscal Year-End
Name                         on Exercise    Realized(1)  Exercisable/Unexercisable(2)  Exercisable/Unexercisable(2)
----                         -----------    -----------  ----------------------------  ----------------------------
Joseph D. Reid:
  Capitol Bancorp Limited          -0-        $   -0-               483,724                    $  865,226(3)
    Sun Community
    Bancorp Limited                -0-            -0-               571,912                     1,327,792(4)
Robert C. Carr                  12,000         79,840                30,062                       123,172(3)
Lee W. Hendrickson:
  Capitol Bancorp Limited          -0-            -0-                 5,477                         7,094(3)
    Sun Community
    Bancorp Limited                -0-            -0-                11,500                        33,000(4)
Cristin Reid English:
  Capitol Bancorp Limited          -0-            -0-                 1,026                         2,360(3)
    Sun Community
    Bancorp Limited                -0-            -0-                11,833                        30,999(4)
David J. Dutton:
  Capitol Bancorp Limited          -0-            -0-                 1,538                         3,537(3)
    Sun Community
    Bancorp Limited                -0-            -0-                21,000                         3,000(4)

----------
(1) Based on approximate average market price per share during month of exercise less exercise price of stock options, multiplied by number of stock options exercised.
(2)  All outstanding options are currently exercisable.
(3) Capitol's common stock is traded on the Nasdaq Stock Market(SM) under the symbol CBCL. Value is based on December 31, 2001 closing price of $13.30 per share as reported by Nasdaq.
(4) Sun's common stock is traded on the Nasdaq Stock Market(SM) under the symbol SCBL. Value is based on December 31, 2001 closing price of $10.00 per share as reported by Nasdaq.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Capitol's banking subsidiaries have, in the normal course of business, made loans to certain directors and officers of Capitol and its subsidiaries and to organizations in which certain directors and officers have an interest. As of December 31, 2001, the outstanding principal balance of such loans was $80.9 million, representing 100.9% of shareholders' equity. In the opinion of management, such loans were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated parties and did not involve more than the normal risk of collectibility or present other unfavorable features. Capitol has a written policy that all loans to, and all transactions with, Capitol's officers, directors, affiliates and/or shareholders holding 10% or more of Capitol's common stock will be made or entered into for bona fide business purposes, on terms no less favorable than could be made to, or obtained from, unaffiliated parties, and shall be approved by a majority of Capitol's directors, including a majority of the independent disinterested directors.

     In 1999, Capitol agreed to a one-time exercise of previously granted stock options with an aggregate exercise price of $1.6 million funded by a note receivable of $1.9 million from Mr. Reid. The note bears interest at a fixed rate. In accordance with the terms of this agreement, Mr. Reid's compensation will be increased in an amount equal to the interest due on the note receivable. Under certain circumstances, such as the death of Mr. Reid, the note will be forgiven. The death benefit is covered by company-owned life insurance.

     Portage Commerce Bank leases its primary banking facility from Portage Commerce Investors LLC. Messrs. Kasten and Becker are members of the limited liability leasing entity. Rent paid by Portage Commerce Bank to the leasing entity amounted to $215,036 in 2001. Brighton Commerce Bank leases its primary banking facility from Tri-O Development. Three of Mr. O'Leary's adult children are members of the leasing entity. Rent paid by Brighton Commerce Bank to the leasing entity amounted to $228,159 in 2001. Capitol and Capitol National Bank paid rent of $456,993 during 2001 for their principal offices at One Business & Trade Center, 200 Washington Square North, Lansing, Michigan to Business & Trade Center Limited, a Michigan limited partnership, under lease agreements with expiration dates ranging from 2001 to 2003 and portions of which are renewable for periods of 2.5 years. Joseph D. Reid and L. Douglas Johns are partners of the Partnership. The lease rates represent what Capitol believes to be fair market value in the respective markets. All leasing arrangements which involve insiders are reported to bank regulatory agencies prior to their commencement.

     Brian K. English is an attorney and full-time employee of Capitol and serves as a corporate officer and as General Counsel. Mr. English is the son-in-law of Joseph D. Reid and the husband of Cristin Reid English. Mr. English was paid $130,551 in 2001. Capitol also employs Joseph D. Reid III, a corporate officer and an attorney, on a full-time basis. He is the son of Joseph
D. Reid and was paid $77,833 in 2001.

     Capitol and its subsidiaries, on a consolidated basis, own approximately 20% of the outstanding common stock of Access BIDCO, LLC, with an aggregate carrying value of $895,000 at December 31, 2001. Joseph D. Reid, Chairman and Chief Executive Officer of Access BIDCO, LLC serves as a director of Access BIDCO and its majority-owned subsidiary, Onset BIDCO. In his capacity as an executive officer of Access BIDCO, Mr. Reid received cash compensation in the amount of $70,000.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     BDO Seidman, LLP served as independent auditors for Capitol for the year ended December 31, 2001. Representatives of BDO Seidman, LLP will be present at the meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

OTHER MATTERS

     The Board of Directors is not aware of any business to come before the meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, including matters relating to the conduct of the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of those voting the proxies.

MISCELLANEOUS

     The cost of solicitation of proxies will be borne by Capitol. In addition to solicitations by mail, directors, officers and regular employees of Capitol may solicit proxies personally or by telephone without additional compensation.

     Capitol's 2001 Annual Report to Shareholders is being provided herewith. Any shareholder who does not receive a copy of the annual report may obtain a copy by writing Capitol. The annual report also may be viewed by accessing Capitol's web site at http://www.capitolbancorp.com. The annual report is not to be treated as a part of the proxy solicitation material nor as having been incorporated herein by reference.

FORM 10-K

     A copy of Capitol's 2001 Form 10-K, without exhibits, is available to shareholders without charge upon written request to: Capitol Bancorp Limited, One Business & Trade Center, 200 Washington Square North, Lansing, Michigan 48933, Attention: Investor Relations.

     Form 10-K, and certain other periodic filings, are filed with the Securities and Exchange Commission. The SEC maintains an Internet web site that contains reports, proxy and information statements and other information regarding companies which file electronically (which includes Capitol). The SEC's web site address is http:\\www.sec.gov. Capitol's filings with the SEC can also be accessed through Capitol's web site, http:\\www.capitolbancorp.com.

SHAREHOLDER PROPOSALS

     In order to be eligible for inclusion in Capitol's proxy material for next year's annual meeting of shareholders, any shareholder proposal to take action at such meeting must be received at Capitol's main office at One Business & Trade Center, 200 Washington Square North, Lansing, Michigan 48933, no later than November 20, 2002. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

                                        BY ORDER OF THE BOARD OF DIRECTORS,

                                        /s/ Joseph D. Reid

                                        JOSEPH D. REID
                                        CHAIRMAN OF THE BOARD

LANSING, MICHIGAN
MARCH 26, 2002

                                                                        APPENDIX

                             AUDIT COMMITTEE CHARTER
                             Capitol Bancorp Limited
                                  FEBRUARY 2002

PREFACE

This Audit Committee Charter has been drafted in accordance with requirements of the NASDAQ stock market, as it applies to Capitol Bancorp Limited. In accordance with the NASDAQ rules, this charter will be reviewed and reassessed by the Audit Committee annually. This charter has been reviewed and approved by Capitol's Board of Directors at its February 2002 meeting. Any future revisions to the charter shall be subject to review and approval by Capitol's Board of Directors.

PURPOSE OF THE AUDIT COMMITTEE

The Audit Committee is responsible for various matters relating to auditing of the Corporation and its subsidiaries. This includes:

* Recommending to the Board of Directors the selection, evaluation and replacement of a qualified firm to perform an annual audit of the Corporation's consolidated financial statements,

* Reviewing the results of the independent auditors' audit of the Corporation's consolidated financial statements,

* Obtaining a periodic letter from the independent auditors confirming that firm's independence,

* Monitoring disclosed relationships or services which may impact audit objectivity and independence, and

* Evaluating policies and procedures and reviewing results of the Corporation's internal audit function.

ACCOUNTABILITY OF INDEPENDENT AUDITORS

The independent auditors are accountable to the Corporation's Board of Directors and its Audit Committee.

AUDIT COMMITTEE COMPOSITION

The Audit Committee membership is based on the following:

* There must be a minimum of three independent directors, appointed by the Corporation's Board of Directors,

* All Audit Committee members must be able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the Audit Committee, and

* At least one member must have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

OTHER MATTERS

The Audit Committee shall meet at least two times per calendar year. Meetings of the Audit Committee may be requested by the Audit Committee Chairperson, the Corporation's independent auditors, the Corporation's internal auditor or by the Chairman of the Board of Directors. The Audit Committee will meet from time to time with the Corporation's independent auditors, including a portion of such meetings without management present. The Audit Committee or its Chairperson (in the absence of a meeting of the Audit Committee) may discuss matters relating to the Corporation's interim financial statements or results of operations with management and the results of any interim reviews of such interim financial information performed by the Corporation's independent auditors. As appropriate, the Audit Committee will report to the Corporation's Board of Directors during their regular or special meetings. The Audit Committee may also prepare an annual report of its activities for submission to the Corporation's Board of Directors and for inclusion in the Corporation's annual meeting/proxy materials.

          The remainder of this page has been intentionally left blank.

                                      PROXY

[LOGO]                       CAPITOL BANCORP LIMITED
                           One Business & Trade Center
                           200 Washington Square North
                                Lansing, MI 48933

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Joseph D. Reid and David O'Leary as Proxies, each with the power to appoint his substitute and hereby authorizes them to represent and to vote as designated below, all the shares of Common Stock of Capitol Bancorp Limited held of record by the undersigned on March 15, 2002 at the Annual Meeting of Shareholders to be held on May 2, 2002, or any adjournment thereof.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL:

1. Election of Directors:
   [ ] FOR all nominees listed              [ ] WITHHOLD AUTHORITY to vote for
       (except as marked to the contrary)       all nominees listed below

   Louis G. Allen    Douglas E. Crist       Joel I. Ferguson      John S. Lewis
   Paul R. Ballard   James C. Epolito       Kathleen A. Gaskin    Leonard Maas
   David L. Becker   Gary A. Falkenberg     H. Nicholas Genova    Lyle W. Miller
   Robert C. Carr    Cristin Reid English   Lewis D. Johns        David O'Leary
                                            Michael L. Kasten     Joseph D. Reid

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE
              THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)


--------------------------------------------------------------------------------
2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted "FOR" the Proposals.

                                    Please sign this proxy exactly as your name appears on the books of the company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.


                                    Date                                  , 2002
                                         --------------------------------


                                    Signature
                                              ----------------------------------


                                    Signature
                                              ----------------------------------
                                              if held jointly

                                    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                                    CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                    Please indicate whether you plan to attend the Annual Meeting of Shareholders:

                                    [ ] WILL ATTEND  ______ NUMBER OF PERSONS

                                    [ ] WILL NOT ATTEND